UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Campbell Soup Company

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Ken Gosnell	Thomas Hushen
(856) 342-6081	(856) 342-5227
ken_gosnell@campbellsoup.com	thomas_hushen@campbellsoup.com

CAMPBELL COMMENTS ON ISS REPORT

CAMDEN, N.J., Nov. 14, 2018 – Campbell Soup Company (NYSE: CPB) today issued the following statement in response to a report by Institutional Shareholder Services Inc. (ISS) regarding the election of directors to Campbell’s Board at the Company’s upcoming annual meeting of shareholders on Nov. 29, 2018:

“We strongly disagree with ISS’s conclusion and continue to recommend that Campbell shareholders vote on the GOLD proxy card FOR the election of Campbell’s 12 highly qualified director nominees.

“Campbell benefits from a diverse and highly qualified Board of Directors that is actively engaged and focused on maximizing value for all shareholders. The Campbell Board consists of 12 members, 11 of whom are independent and four of whom have been added since 2016. The Board combines the necessary skills – including a strong mix of industry experience, operating expertise, long-term shareholder perspectives, financial acumen, and global public company experience – needed to provide the proper oversight and strategic guidance on a variety of diverse consumer and business needs amid rapid changes in the food industry.

“As we disclosed last week, we have had recent and proactive discussions with Third Point regarding our ongoing director refreshment process. As part of those discussions, we proposed expanding our current Board to add two individuals from the Third Point slate who possess relevant industry experience after our annual meeting – including Kurt Schmidt and Sarah Hofstetter. Third Point rejected this proposal. Instead, they have decided to continue this wasteful and distracting proxy fight.

“As part of those discussions, we made it very clear that we would only consider adding individuals who are truly open to all strategic alternatives and who would not impair that openness or limit the ability to maintain Board confidentiality. For those reasons, the Board continues to believe that adding an employee of Third Point to the Board is not in shareholders’ best interests.

“The current Campbell Board is highly confident that its new strategic plan as announced on August 30th is the best path forward at this time to maximize shareholder value. The Campbell Board remains committed to evaluating all strategic options if any of those options can demonstrably enhance value for all shareholders.

“Campbell urges its shareholders to protect the value of their investments and vote the GOLD card. Campbell’s Board and management team are aligned and working with urgency to execute our plan to improve performance and revitalize the Company to be focused on our franchise businesses to drive sustainable, profitable growth.”

Your Vote Is Important, No Matter How Many or How Few Shares You Own!
If you have questions or need assistance, please contact:

INNISFREE M&A Incorporated

Shareholders Call Toll-Free: (877) 687-1866
International shareholders may call: +1-412-232-3651
Banks & Brokers Call Collect: (212) 750-5833

IMPORTANT
We urge you NOT to sign any white proxy card sent to you by Third Point.
If you have already done so, you have every legal right to change your vote by using the enclosed GOLD proxy card to vote TODAY—by telephone,
by Internet, or by signing, dating and returning the GOLD proxy card in the postage-
paid envelope provided.

About Campbell Soup Company
Campbell (NYSE:CPB) is driven and inspired by our Purpose, "Real food that matters for life's moments." For generations, people have trusted Campbell to provide authentic, flavorful and affordable snacks, soups and simple meals, and beverages. Founded in 1869, Campbell has a heritage of giving back and acting as a good steward of the planet's natural resources. The Company is a member of the Standard and Poor's 500 and the Dow Jones Sustainability Indexes. For more information, visit www.campbellsoupCompany.com or follow Company news on Twitter via @CampbellSoupCo. To learn more about how we make our food and the choices behind the ingredients we use, visit www.whatsinmyfood.com.

Forward-Looking Statements
This release contains “forward-looking statements” that reflect the Company’s current expectations about the impact of its future plans and performance on the Company’s business or financial results. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the Company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include: (1) the Company’s ability to execute on and realize the expected benefits from the actions it intends to take as a result of its recent strategy and portfolio review, (2) the ability to differentiate its products and protect its category leading positions, especially in soup; (3) the ability to complete and to realize the projected benefits of planned divestitures and other business portfolio changes; (4) the ability to realize the projected benefits, including cost synergies, from the recent acquisitions of Snyder’s-Lance and Pacific Foods; (5) the ability to realize projected cost savings and benefits from its efficiency and/or restructuring initiatives; (6) the Company’s indebtedness and ability to pay such indebtedness; (7) disruptions to the Company’s supply chain, including fluctuations in the supply of and inflation in energy and raw and packaging materials cost; (8) the Company’s ability to manage changes to its organizational structure and/or business processes, including selling, distribution, manufacturing and information management systems or processes; (9) the impact of strong competitive responses to the Company’s efforts to leverage its brand power with product innovation, promotional programs and new advertising; (10) the risks associated with trade and consumer acceptance of product improvements, shelving initiatives, new products and pricing and promotional strategies; (11) changes in consumer demand for the Company’s products and favorable perception of the Company’s brands; (12) changing inventory management practices by certain of the Company’s key customers; (13) a changing customer landscape, with value and e-commerce retailers expanding their market presence, while certain of the Company’s key customers maintain significance to the Company’s business; (14) product quality and safety issues, including recalls and product liabilities; (15) the costs, disruption and diversion of management’s attention associated with campaigns commenced by activist investors; (16) the uncertainties of litigation and regulatory actions against the Company; (17) the possible disruption to the independent contractor distribution models used by certain of the Company’s businesses, including as a result of litigation or regulatory actions affecting their independent contractor classification; (18) the impact of non-U.S. operations, including trade restrictions, public corruption and compliance with foreign laws and regulations; (19) impairment to goodwill or other intangible assets; (20) the Company’s ability to protect its intellectual property rights; (21) increased liabilities and costs related to the Company’s defined benefit pension plans; (22) a material failure in or breach of the Company’s information technology systems; (23) the Company’s ability to attract and retain key talent; (24) changes in currency exchange rates, tax rates, interest rates, debt and equity markets, inflation rates, economic conditions, law, regulation and other external factors; (25) unforeseen business disruptions in one or more of the Company’s markets due to political instability, civil disobedience, terrorism, armed hostilities, extreme weather conditions, natural disasters or other calamities; and (26) other factors described in the Company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Important Additional Information and Where to Find It
Campbell has filed a definitive proxy statement on Schedule 14A and form of associated GOLD Proxy Card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2018 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). Campbell, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2018 Annual Meeting. Information regarding the names of Campbell’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of Campbell’s Board of Directors for election at the 2018 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING GOLD PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that Campbell files with the SEC from the SEC’s website at www.sec.gov or Campbell’s website at www.investor.campbellsoupCompany.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.